Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference of our report dated April 27, 2007, with respect to the consolidated financial statements of GeoLogic Solutions, Inc., for the year ended December 31, 2006, in the Registration Statements of XATA Corporation on Forms S-8 (File Nos. 333-140741, 333-113025, 333-85584, 333-59214, 333-28337, 333-03670, 33-94006, 33-89222, 33-74148 and 333-132247) and Forms
S-3 and amendments (File Nos. 333-145279, 333-113016, 333-111797, 333-111798, 333-82905 and 333-132246).
/s/ Ernst & Young LLP
McLean, Virginia
April 9, 2008